SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 16, 2011

North Springs Resources Corp.

 (Exact name of Company as specified in its charter)

Nevada	333-167217	68-0678790
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
200 S Virginia, 8th Floor Reno, NV 89501
(Address of principal executive offices)
Phone: (775) 398-3078
(Company’s Telephone Number) AURUM RESOURCES CORP. 3206 Westminster Road Regina, SK S4V OS2 Canada (Former name or former address, if changed since last report)

Copy of all Communications to:

Carrillo Huettel, LLP

3033 Fifth Avenue, Suite 400

San Diego, CA 92103

Phone: 619.546.6100

Fax: 619.546.6060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

     .   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     .   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     .   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     .   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

AURUM RESOURCES CORP.

Form 8-K

Current Report

Item 5.03

Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On June 21, 2011, Aurum Resources Corp., a Nevada corporation, (the “Company”) filed Amended and Restated Articles of Incorporation (the “Amendment”) with the Nevada Secretary of State. As a result of the Amendment the Company, among other things, has: (i) changed its name to “North Springs Resources Corp.” and, (ii) increased the aggregate number of authorized shares to 450,000,000 shares, consisting of 400,000,000 shares of Common Stock, par value $0.001 per share and 50,000,000 shares of preferred stock, par value $0.001 per share, of which 25,000,000 shall be designated as Series A Preferred Stock. A copy of the Amended and Restated Articles of Incorporation are filed herewith as Exhibit 3.1(a).

Item 8.01

Other Events

On June 16, 2011, Board of Directors of the Company authorized a forward split (the “Forward Split”) of its issued and outstanding common shares, whereby every one (1) old share of common stock will be exchanged for one hundred (100) new shares of the Company's common stock. As a result, the issued and outstanding shares of common stock increased from 3,470,000 prior to the forward split to 347,000,000 following the forward split.  FINRA confirmed approval of the forward split, payable as a dividend to shareholders, and the forward split became effective on July 7, 2011. The forward split shares are payable upon surrender of certificates to the Company's transfer agent.

Item 9.01

Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description of Exhibit
3.1(a)	Amended and Restated Articles of Incorporation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AURUM RESOURCES CORP.
Date: July 21, 2011	By: /s/ Harry Lappa
Harry Lappa
President and CEO

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